Exhibit 10.2

FIFTH AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT

FIFTH AMENDMENT, dated as of July 16, 2021 (this “Amendment”), to the Guarantee and Collateral Agreement, dated as of August 28, 2002 (as amended, modified or supplemented from time to time, the “Guarantee and Collateral Agreement”), made by each of the signatories thereto (together with any other entity that may become a party thereto as provided therein, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Seventh Amended and Restated Credit Agreement (as hereinafter defined).

WHEREAS, concurrently with the execution of this Amendment, CONMED Corporation (the “Parent Borrower”), the Foreign Subsidiary Borrower party thereto, the Lenders and the Administrative Agent are entering into a Seventh Amended and Restated Credit Agreement, dated as of July 16, 2021 (as amended, supplemented or otherwise modified from time to time, the “Seventh Amended and Restated Credit Agreement”);

WHEREAS, (i) pursuant to the Guarantee and Collateral Agreement, the Grantors (other than the Parent Borrower) have guaranteed the Borrower Obligations with respect to the Parent Borrower, (ii) the Parent Borrower has guaranteed the Borrower Obligations with respect to the Foreign Subsidiary Borrowers and (iii) as collateral security for their respective obligations under the Loan Documents, the Grantors have granted to the Administrative Agent a security interest in the Collateral described in the Security Documents; and

WHEREAS, the parties have agreed to amend the Guarantee and Collateral Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

SECTION 1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Seventh Amended and Restated Credit Agreement or the Guarantee and Collateral Agreement, as applicable.

SECTION 2. AMENDMENTS.

2.1 Amendments to Section 1.1 of the Guarantee and Collateral Agreement.

a)	The following definition shall be interested into Section 1.1 in appropriate alphabetical order:

“Secured Parties”: the collective reference to the Administrative Agent, the Lenders and any affiliate of any Lender to which Borrower Obligations or Guarantor Obligations, as applicable, are owed.”

b)	The definition of “Trademarks” shall be amended by inserting the following sentence at the end thereof:

“Notwithstanding the foregoing or anything else to the contrary in any Loan Document, the “Trademarks” shall exclude, and no security interest shall be granted with respect to (whether under this Agreement or the Credit Agreement), any intent-to-use trademark or service mark application to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use application or any trademark or service mark issuing therefrom.”

2.2 Amendments to Section 6 of the Guarantee and Collateral Agreement.

a)	Section 6.5 shall be deleted in its entirety and replaced by the below:

At such intervals as may be agreed upon by the Borrowers and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

(a) First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

(b) Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

(c) Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

(d) Fourth, any balance remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same.

Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

SECTION 3. MISCELLANEOUS.

3.1 Conditions to Effectiveness. This Amendment shall become effective on the date on which the Administrative Agent shall have received this Amendment, executed and delivered by itself under the Guarantee and Collateral Agreement and executed by a duly authorized officer of each of the Grantors.

3.2 Continuing Effect; No Other Waivers or Amendments. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Guarantee and Collateral Agreement and the other Loan Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrowers that would require an amendment, waiver or consent of the Administrative Agent or the Lenders, except as expressly stated herein. Except as expressly amended hereby, the provisions of the Guarantee and Collateral Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms.

3.3 Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

2

3.4 Headings. Section headings used in this Amendment are for convenience of reference only and are not to affect the construction of or be taken into consideration in the interpretation hereof.

3.5 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[The remainder of this page is intentionally left blank.]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

CONMED CORPORATION

By:	/s/ Daniel S. Jonas
Name: Daniel S. Jonas, Esq.
Title: Executive Vice President, Legal Affairs, General Counsel & Secretary

By:	/s/ Johonna Pelletier
Name: Johonna Pelletier
Title: Treasurer and Vice President, Tax

ASPEN LABORATORIES INC.

By:	/s/ Daniel S. Jonas
Name: Daniel S. Jonas, Esq.
Title: General Counsel, Executive Vice President, Legal Affairs, and Director

LINVATEC CORPORATION

By:	/s/ Daniel S. Jonas
Name: Daniel S. Jonas, Esq.
Title: General Counsel, Executive Vice President, Legal Affairs, and Director

VIKING SYSTEMS, INC.

By:	/s/ Daniel S. Jonas
Name: Daniel S. Jonas, Esq.
Title: General Counsel, Executive Vice President, Legal Affairs, and Director

[Signature Page to Fifth Amendment to Guarantee and Collateral Agreement]

SURGIQUEST, INC.

By:	/s/ Daniel S. Jonas
Name: Daniel S. Jonas, Esq.
Title: General Counsel, Executive Vice President, Legal Affairs, and Director

BUFFALO FILTER LLC

By:	/s/ Daniel S. Jonas
Name: Daniel S. Jonas, Esq.
Title: Executive Vice President, Legal Affairs, General Counsel & Secretary

[Signature Page to Fifth Amendment to Guarantee and Collateral Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Judy Marsh
Name: Judy Marsh
Title: Authorized Officer

[Signature Page to Fifth Amendment to Guarantee and Collateral Agreement]